EXHIBIT 99.1

tronc, Inc. Reports First Quarter 2018 Results and Announces 2018 Full Year Guidance

CHICAGO, May 09, 2018 (GLOBE NEWSWIRE) -- tronc, Inc. (NASDAQ:TRNC) today announced financial results for the first quarter ended April 1, 2018.

First Quarter 2018 Highlights:

  Total revenues were $355.6 million compared to $366.1 million for first quarter 2017
  Circulation revenue for first quarter 2018 was $134.2 million, up 12.2%, compared to the same period of 2017
  Digital-only subscribers increased 90% to 342,000 at the end of the first quarter 2018, up from 180,000 at the end of the first quarter 2017
  Content revenues for troncX, which includes digital-only subscription revenue, grew 61.7% year-over-year
  Average monthly unique visitors were 75.3 million in the first quarter 2018, up 28% from the first quarter 2017

“During the first quarter 2018, we undertook a number of actions that we believe position the company to compete effectively as the media industry continues to evolve,” said tronc Chairman and CEO Justin Dearborn.  Dearborn continued, “Key items among these actions include the following:

  The Company entered into an agreement to sell the Los Angeles Times, San Diego Union-Tribune and other California media titles for $500 million plus the assumption of pension liabilities (the “California transaction”);
  Acquired a majority ownership stake in BestReviews, a high-growth e-Commerce product review company, with the intention of furthering our revenue diversification strategy and leveraging our existing local media network;
  Continued the integration of our recent investment in the New York Daily News (NYDN), which included rebuilding the local sales organization and leveraging its state-of-the-art production facility;
  Executed an agreement with Cars.com transferring sales affiliation and creating a digital advertising partnership; and
  Implemented our newsroom and sales reorganization plans aimed at positioning us for growth in our local markets”

“In connection with the California transaction, after-tax cash proceeds will be used to repay all current outstanding corporate debt.  Post transaction, we expect to have a significant cash balance that we intend to use to aggressively pursue a continued push into acquiring complementary digital properties and to continue to leverage our scale as we expand our reach.”

First Quarter 2018 Results
First quarter 2018 total revenues were $355.6 million, down 2.9% compared to $366.1 million for first quarter 2017.  Revenue for the first quarter 2018 includes $25.9 million attributable to the NYDN (acquired in September 2017), $3.2 million attributable to BestReviews (acquired in February 2018), and a $14.2 million downward impact associated with a new agreement to convert tronc's eight affiliate markets into Cars.com's direct retail channel, which went into effect on February 1, 2018.

First quarter 2018 total advertising revenue and digital advertising revenue were $156.4 million and $30.9 million, respectively, which includes the impact from the Cars.com agreement.  Excluding this impact, on a year-over-year basis, total advertising revenue would have been down 9.9%, and digital advertising revenue and would have been up 2.0%.

Total operating expenses, including depreciation and amortization, for first quarter 2018 were $374.4 million, up 5.7%, compared to $354.0 million for first quarter of 2017.  The increase was mainly due to the impact of including NYDN, partially offset by our ongoing cost reduction programs and reduced expenses related to the Cars.com transition.

First quarter 2018 was impacted by fees associated with a consulting agreement that the Company entered into with Merrick Ventures LLC, Michael W. Ferro, Jr. and Merrick Media, LLC.  Following Mr. Ferro’s retirement from the Company’s Board on March 18, 2018, the Company fully expensed the $15.0 million contract in the first quarter, which included $500,000 while Mr. Ferro was actively engaged in the business.  Including this charge, net loss for first quarter 2018 was $14.8 million, or $0.42 per share, compared to a net loss of $3.0 million, or $0.08 per share, for first quarter of 2017.

Adjusted EBITDA for first quarter 2018 was $24.4 million, versus $33.7 million in the first quarter 2017, due primarily to an anticipated negative first quarter 2018 adjusted EBITDA at the NYDN and digital investments.

Net cash provided by operating activities was $21.6 million for first quarter 2018.  Capital expenditures totaled $7.2 million for the quarter.  Debt was reduced by $5.3 million, and pension and long-term post-retirement liabilities decreased by $9.1 million compared to fourth quarter 2017.  Cash balance was $162.7 million, which reflects $33.7 million used for the Best Reviews transaction completed in February 2018.  This was the primary driver of an increase in net debt of $22.0 million in first quarter 2018 compared to fourth quarter 2017.

Segment Results
The Company operates in two segments: troncM, which is comprised of the Company’s media groups excluding their digital revenues and related expenses, except digital subscription revenues when bundled with a print subscription, and troncX, which includes all digital revenues and related expenses of the Company from local tronc websites, third party websites, mobile applications, digital-only subscriptions, Tribune Content Agency, BestReviews and forsalebyowner.com.

Included in the tables below is segment reporting for troncM and troncX for the first quarters of 2018 and 2017.

      troncM
First quarter 2018 troncM total revenues were $308.4 million, down 1.0% compared to first quarter 2017.  Advertising revenue for first quarter 2018 declined by 12.0% on a year-over-year basis, which was partially offset by an increase of 12.2% in circulation revenues.

First quarter 2018 operating expenses for troncM increased 1.9% compared to the prior-year quarter, driven primarily by the inclusion of the NYDN.  First quarter 2018 income from operations for troncM was $10.8 million or a 44.1% decline from the prior-year quarter.

     troncX
Total revenues for troncX for the first quarter of 2018 were $48.0 million, down 13.4%, primarily driven by the impact of Cars.com, partially offset by the inclusion of BestReviews.  First quarter 2018 advertising revenues for troncX decreased 31.2% compared to the same period of the prior year, however, were up 2.0% excluding the impact from Cars.com.  Content revenues in the first quarter 2018, which includes digital-only subscriptions and content syndication, increased by 61.7% year-over-year.  First quarter 2018 income from operations for troncX was $1.4 million, a decrease of 66.3% from the prior-year period.

Total first quarter 2018 average monthly unique visitors were 75.3 million, up 28% from the prior-year quarter.  Digital-only subscribers grew to 342,000, up 90% from the prior year and up 7% sequentially.

2018 Outlook
The Company’s 2018 full year guidance excludes revenue and adjusted EBITDA from the Los Angeles Times, The San Diego Union-Tribune and other various California media titles, per the expected close of the sale to Nant Capital.  2018 total revenues are expected to be in a range of $1.00 to $1.03 billion, and 2018 adjusted EBITDA is expected in a range of $100 to $110 million.

Conference Call Details
tronc will host a conference call to discuss the Company’s first quarter 2018 results at 5 p.m. Eastern Time (4 p.m. Central Time) on Wednesday, May 9, 2018.  The conference call may be accessed via tronc’s Investor Relations website at investor.tronc.com or by dialing 844.494.0195 (508.637.5599 for international callers) and entering conference ID 1649138.  An archived version of the webcast will also be available for one year on the tronc website.  To access the replay via telephone, available until May 16, 2018, dial 855.859.2056 (404.537.3406 for international callers), conference ID 1649138.

Non-GAAP Financial Information
To provide investors with additional information regarding tronc’s financial results, this press release includes references to Adjusted EBITDA, AEBITDA Margin, Adjusted total operating expenses, Adjusted Net Income, Adjusted Diluted EPS and Net Debt. These are not measures presented in accordance with generally accepted accounting principles in the United States (US GAAP) and tronc’s use of the terms Adjusted EBITDA, AEBITDA Margin, Adjusted total operating expenses, Adjusted Net Income, Adjusted Diluted EPS and Net Debt may vary from that of others in the Company’s industry.  Adjusted EBITDA, AEBITDA Margin, Adjusted total operating expenses, Adjusted Net Income, Adjusted Diluted EPS and Net Debt should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance or liquidity.  Further information regarding tronc’s presentation of these measures, including a reconciliation of Adjusted EBITDA, AEBITDA Margin, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable US GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based largely on our current expectations and reflect various estimates and assumptions by us.  Forward-looking statements are subject to certain risks, trends, and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements.  Such risks, trends and uncertainties, which in some instances are beyond our control, include: changes in advertising demand, circulation levels and audience shares; competition and other economic conditions; factors impacting the ability to close our agreement to sell our California properties; economic and market conditions that could impact the level of our required contributions to the defined benefit pension plans to which we contribute; decisions by trustees under rehabilitation plans (if applicable) or other contributing employers with respect to multiemployer plans to which we contribute which could impact the level of our contributions; our ability to develop and grow our online businesses; changes in newsprint price; our ability to maintain effective internal control over financial reporting; concentration of stock ownership among our principal stockholders whose interest may differ from those of other stockholders; and other events beyond our control that may result in unexpected adverse operating results. For more information about these and other risks see Item 1A (Risk Factors) of the Company’s most recent Annual Report on Form 10-Kand in the Company’s other reports filed with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “may,” “will,” “plan,” “seek” and similar expressions generally identify forward-looking statements.  However, such words are not the exclusive means for identifying forward-looking statements, and their absence does not mean that the statement is not forward-looking.  Whether or not any such forward-looking statements, in fact, occur will depend on future events, some of which are beyond our control.  Readers are cautioned not to place undue reliance on such forward-looking statements, which are being made as of the date of this press release.  Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About tronc, Inc.
tronc, Inc. (NASDAQ:TRNC) is a media company rooted in award-winning journalism.  Headquartered in Chicago, tronc operates newsrooms in ten markets with titles including the Chicago Tribune, Los Angeles Times, New York Daily News, The Baltimore Sun, Orlando Sentinel, South Florida's Sun-Sentinel, Virginia’s Daily Press, The Morning Call of Allentown, Pennsylvania, Hartford Courant, and The San Diego Union-Tribune.  Our legacy of brands has earned a combined 105 Pulitzer Prizes and is committed to informing, inspiring and engaging local communities.

Our brands create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.

Investor Relations Contact:
Aaron Miles
tronc Investor Relations
312.222.4345
amiles@tronc.com

Media Contact:
Marisa Kollias
tronc Corporate Communications
312.222.3308
mkollias@tronc.com

Source:  tronc, Inc.

Exhibits:
Condensed Consolidated Statements of Income (Loss)
Segment Income, Expenses, and Non-GAAP Reconciliations
Condensed Consolidated Balance Sheets
Non-GAAP Reconciliations – Net Income (Loss) to Adjusted EBITDA
Non-GAAP Reconciliations – Total Operating Expenses to Adjusted Total Operating Expenses
Non-GAAP Reconciliations – Net Income (Loss) to Adjusted Net Income and Adjusted Diluted EPS
Non-GAAP Reconciliations – Total Debt to Net Debt

TRONC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF LOSS
(In thousands, except per share data)
(Unaudited)

Preliminary

	Three Months Ended
	April 1, 2018	March 26, 2017

Operating revenues	$355,616	$366,116

Operating expenses	374,377	354,046

Income (loss) from operations	(18,761)	12,070

Interest expense, net	(6,594)	(6,477)
Premium on stock buyback	—	(6,031)
Loss on equity investments, net	(729)	(688)
Other income, net	4,388	430
Loss before income taxes	(21,696)	(696)
Income tax (benefit) expense	(7,185)	2,293

Net loss	$(14,511)	$(2,989)
Less: Income attributable to non-controlling interests	262	—

Net loss attributable to tronc common stockholders	$(14,773)	$(2,989)

Net loss attributable to tronc per common share:
Basic	$(0.42)	$(0.08)
Diluted	$(0.42)	$(0.08)

Weighted average shares outstanding:
Basic	34,801	36,306
Diluted	34,801	36,306

The table below shows the segmentation of income and expenses for the three months ended April 1, 2018 as compared to the three months ended March 26, 2017.  Both the three month period ended April 1, 2018 and the three-month period ended March 26, 2017 consist of 13 weeks.

	troncM		troncX		Corporate and Eliminations		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	April 1, 2018	March 26, 2017	April 1, 2018	March 26, 2017	April 1, 2018	March 26, 2017	April 1, 2018	March 26, 2017
Total revenues	$308,417	$311,512	$48,003	$55,439	$(804)	$(835)	$355,616	$366,116
Operating expenses	297,624	292,189	46,606	51,290	30,147	10,567	374,377	354,046
Income (loss) from operations	10,793	19,323	1,397	4,149	(30,951)	(11,402)	(18,761)	12,070
Depreciation and amortization	5,540	5,707	4,614	3,237	4,495	4,234	14,649	13,178
Adjustments	6,174	3,414	1,981	1,197	20,346	3,819	28,501	8,430
Adjusted EBITDA	$22,507	$28,444	$7,992	$8,583	$(6,110)	$(3,349)	$24,389	$33,678

troncM

	Three Months Ended
	April 1, 2018	March 26, 2017	% Change
Operating revenues:
Advertising	$125,501	$142,550	(12.0%)
Circulation	134,224	119,622	12.2%
Other	48,692	49,340	(1.3%)
Total revenues	308,417	311,512	(1.0%)
Operating expenses	297,624	292,189	1.9%
Income from operations	10,793	19,323	(44.1%)
Depreciation and amortization	5,540	5,707	(2.9%)
Adjustments	6,174	3,414	80.8%
Adjusted EBITDA	$22,507	$28,444	(20.9%)

troncX

	Three Months Ended
	April 1, 2018	March 26, 2017	% Change
Operating revenues:
Advertising	$30,859	$44,837	(31.2%)
Content	17,144	10,602	61.7%
Total revenues	48,003	55,439	(13.4%)
Operating expenses	46,606	51,290	(9.1%)
Income from operations	1,397	4,149	(66.3%)
Depreciation and amortization	4,614	3,237	42.5%
Adjustments	1,981	1,197	65.5%
Adjusted EBITDA	$7,992	$8,583	(6.9%)

TRONC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

Preliminary

	April 1, 2018	December 31, 2017
Assets
Current Assets:
Cash	$162,731	$189,653
Accounts receivable	153,533	180,679
Inventories	13,277	10,798
Prepaid expenses	26,870	22,389
Other	—	3,186
Total current assets	356,411	406,705
Net Properties, Plant and Equipment	109,754	107,040
Other Assets
Goodwill and other intangible assets	387,316	289,878
Investments and other assets	59,704	61,510
Total other assets	447,020	351,388
Total assets	$913,185	$865,133

Liabilities and Equity
Current Liabilities
Current portion of long-term debt	$21,829	$21,857
Accounts payable	75,281	78,365
Other	160,452	160,682
Total current liabilities	257,562	260,904
Non-Current Liabilities
Long-term debt	326,979	331,881
Other non-current liabilities	198,229	203,186
Total non-current liabilities	525,208	535,067

Noncontrolling Equity Interest	42,062	—

Equity
Total stockholders' equity	88,353	69,162
Total liabilities and equity	$913,185	$865,133

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)

Preliminary

Reconciliation of Net Loss to Adjusted EBITDA:

	Three Months Ended
	April 1, 2018	March 26, 2017	% Change

Net loss	$(14,511)	$(2,989)	*

Income tax expense	(7,185)	2,293	*
Interest expense, net	6,594	6,477	1.8%
Premium on stock buyback	—	6,031	*
Loss on equity investments, net	729	688	6.0%
Other income, net (1)	(4,388)	(430)	*
Income (loss) from operations	(18,761)	12,070	*

Depreciation and amortization	14,649	13,178	11.2%
Restructuring and transaction costs (2)	26,054	6,322	*
Stock-based compensation	2,447	1,859	31.6%
Employee voluntary separation program	—	249	*

Adjusted EBITDA	$24,389	$33,678	(27.6%)

* Represents positive or negative change in excess of 100%

(1) - Effective January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) 2017-07, Topic 715, Compensation - Retirement Benefits; Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.  ASU 2017-07 requires certain components of net benefit costs to be presented outside of income from operations.  The standard required retrospective application.  Accordingly amounts presented in the prior period have been adjusted to conform with the standard.

(2) - Restructuring and transaction costs include costs related to tronc's internal restructuring, such as severance, charges associated with vacated space, costs related to completed and potential acquisitions and a one-time charge related to the Consulting Agreement.

Adjusted EBITDA

The Company defines Adjusted EBITDA as net income before equity in earnings of unconsolidated affiliates, income taxes, interest expense, other (expense) income, realized gain (loss) on investments, reorganization items, depreciation and amortization, and other items that the Company does not consider in the evaluation of ongoing operating performance.  These items include stock-based compensation expense, restructuring charges, transaction expenses, and certain other charges and gains that the Company does not believe reflects the underlying business performance (including spin-related costs). Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and gain/loss on equity investments) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. The Company's management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. In addition, Adjusted EBITDA, or a similarly calculated measure, is used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company's presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with GAAP. Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are:  they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt;  they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

The Company does not provide a reconciliation of Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and transaction costs, stock-based compensation amounts and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

Preliminary

Reconciliation of Total Operating Expenses to Adjusted Total Operating Expenses:

	Three Months Ended April 1, 2018			Three Months Ended March 26, 2017
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$144,537	$(8,790)	$135,747	$133,147	$(4,329)	$128,818
Newsprint and ink	22,034	—	22,034	23,524	—	23,524
Outside services	130,559	(20,141)	110,418	114,310	(1,891)	112,419
Other operating expenses	62,598	430	63,028	69,887	(2,210)	67,677
Depreciation and amortization	14,649	(14,649)	—	13,178	(13,178)	—

Total operating expenses	$374,377	$(43,150)	$331,227	$354,046	$(21,608)	$332,438

Adjusted Total Operating Expenses

Adjusted total operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation.  Management believes that Adjusted total operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to prior periods.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

Preliminary

Reconciliation of Net Loss Attributable tronc to Adjusted Net Income Attributable to tronc and Adjusted Diluted EPS:

	Three Months Ended
	April 1, 2018		March 26, 2017

	Earnings	Diluted EPS	Earnings	Diluted EPS

Net loss attributable to tronc - GAAP	$(14,773)	$(0.42)	$(2,989)	$(0.08)

Premium on stock buyback	—	—	6,031	0.16
Adjustments to operating expenses, net of 27.8% tax:
Restructuring and transaction costs	18,811	0.53	4,564	0.12
Employee voluntary separation program	—	—	180	—

Adjusted net income attributable to tronc - Non-GAAP	$4,038	$0.11	$7,786	$0.21

Adjusted Net income attributable to tronc and Adjusted Diluted EPS

Adjusted net income attributable to tronc is defined as Net income attributable to tronc- GAAP excluding the following adjustments:  Restructuring and transaction costs and Employee voluntary separation program, net of the impact of income taxes.

Adjusted Diluted EPS computes Adjusted net income attributable to tronc divided by diluted weighted average shares outstanding.

Management believes Adjusted Net income attributable to tronc and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to future recurring projections.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)

Reconciliation of Total Debt to Net Debt:

	As of
	April 1, 2018	December 31, 2017	% Change

Current portion of long-term debt	$21,829	$21,857	(0.1%)
Long-term debt	326,979	331,881	(1.5%)
Total debt	348,808	353,738	(1.4%)
Less: Cash	162,731	189,653	(14.2%)
Net debt	$186,077	$164,085	13.4%

Net Debt

Net Debt is defined as Total Debt less Cash.  The Company's management believes that the presentation of Net Debt provides useful information to investors as management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.